Exhibit 10(o)-4

AMENDMENT NO. 3

TO

PPL SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, PPL Services Corporation ("PPL") adopted the PPL Supplemental Executive Retirement Plan (the "Plan"), effective July 1, 2000, for certain of its employees; and

WHEREAS, the Plan was amended and restated effective July 1, 2000 and subsequently amended by Amendment Nos. 1 and 2; and

WHEREAS, PPL desires to further amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

I.This Amendment shall be effective on the date that PPL Electric Utilities Corporation files articles of division required by sections 1951-1957 of the Pennsylvania Business Law of 1988, 15 Pa. C.S. Sections 1951-1957, to effect a corporate division pursuant to said law.

2.Definitions.

(i)"Displaced Participant" means a Participant who has a Termination of Employment after completing one or more Years of Vesting Service, and who qualifies for benefits pursuant to PPL's Displaced Managers Procedure (General Procedure 402) and who executes a severance agreement and release as specified by the Participating Company.

9.Miscellaneous.

(a)If any person to receive payment is a minor, or is deemed by the EBPB or is adjudged to be legally incompetent, the payments shall be made to the duly appointed guardian or committee of such minor or incompetent, or they may be made to such person or persons who the EBPB believes are caring for or supporting such minor or incompetent.

(b)All payments to persons entitled to benefits under this Plan shall be made to such persons and shall not be grantable, transferable or otherwise assignable in anticipation of payment thereof, in whole or in part, by the voluntary or involuntary acts of any such persons, or by operation of law, and shall not be liable or taken for any obligation of such person. PPL will observe the terms of the Plan unless and until ordered to do otherwise by a state or Federal court. As a condition of participation, Participant agrees to hold PPL harmless from any claim that arises out of PPL's obeying any such order whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court.

(c)Nothing in this Plan shall confer any right on any Participant to continue in a Participating Company's employ or to receive compensation, nor shall anything in this Plan affect in any way the right of a Participating Company to terminate any Participant's employment at any time.

(d)The expenses of administration hereunder shall be borne by PPL.

(e)This Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Pennsylvania.

(f)Solely for Participants who are employees of PPL Electric Utilities Corporation and any subsidiaries thereof ("PPL Electric") immediately prior to their termination of employment ("Electric Employees"), all payments from this Plan to an Electric Employee or a beneficiary of such an Electric Employee shall be made from the general assets of PPL Electric. For all Participants who are not Electric Employees, all payments from this Plan to a Participant or a beneficiary of such Participant shall be made from the general assets of PPL Corporation and all Participating Companies except PPL Electric ("PPL (Non-Electric"). This Plan shall not require PPL, any Participating Company or an Affiliated Company to set aside, segregate, earmark, pay into trust or special account or otherwise restrict the use of its assets in the operation of the business. Participant shall have no greater right or status than as an unsecured creditor of PPL Electric, if an Electric Employee, or PPL (Non-Electric) i f not an Electric Employee, with respect to any amounts owed to Participant hereunder.

(g)The masculine pronoun shall be deemed to include the feminine and the singular to include the plural unless a different meaning is plainly required by the context.

II.Except as provided for in this Amendment No. 3, all other provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 3 is executed this ____ day of _________________________, 2001.

PPL SERVICES CORPORATION

By:_______________________________

Charles P. Pinto

Vice President-Human Resources